================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               FERRO CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               FERRO CORPORATION
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                               FERRO CORPORATION
                              1000 LAKESIDE AVENUE
                             CLEVELAND, OHIO 44114

                                                                  March   , 1998

DEAR SHAREHOLDERS:

     You are cordially invited to attend the annual meeting of shareholders of Ferro Corporation which will be held on Friday, April 24, 1998, in the Erie Room at One Cleveland Center, 1375 E. 9th Street, Cleveland, Ohio. The meeting will begin at 10:00 A.M., Cleveland time, but we hope that you will be able to join the officers and directors at 9:30 A.M. for coffee and informal conversation. The matters to be considered are described in the following pages and include information concerning each director and each nominee for director.

     The items proposed for action by the shareholders at the meeting are the election of directors, approval of an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 300,000,000 and the designation of auditors. In addition, the officers will give current reports on the status of the business of Ferro.

     Shareholders of record at the close of business on February 24, 1998 are entitled to vote at the meeting.

     It is important to your interests that all shareholders participate in the affairs of Ferro regardless of the number of shares owned. Accordingly, we urge you promptly to fill out, sign and return the enclosed proxy even if you plan to attend the meeting. You have the option to revoke it at any time prior to the meeting, or to vote your shares personally on request if you attend the meeting.

                                              Very truly yours,

                                              ALBERT C. BERSTICKER, Chairman
                                                and Chief Executive Officer

                                PROXY STATEMENT

                             ELECTION OF DIRECTORS

     The Board of Directors of Ferro consists of twelve members currently and will be reduced to ten members upon the retirement of Paul S. Brentlinger and A. James Freeman prior to the annual meeting. The Board of Directors is divided into three classes, and the directors in each class are elected for terms of three years so that at each annual meeting the term of office of one class of directors expires. The terms of office of three directors of Ferro will expire on the day of the 1998 annual meeting, upon election of successors.

     Proxies solicited hereunder granting authority to vote on the election of directors will be voted for the election of Albert C. Bersticker, Michael H. Bulkin and William J. Sharp to serve for three year terms and until their successors are elected; provided, however, that if the election of directors is by cumulative voting (see page 28 of this Proxy Statement) the persons appointed by the accompanying proxy intend to cumulate the votes represented by proxies they receive and distribute such votes in accordance with their best judgment. All of the candidates for election as directors are directors whose present terms of office will expire at the meeting.

     If any nominee is not available at the time of the election, proxies will be voted to decrease the authorized number of directors. However, Ferro has no reason to believe that any of the nominees will not be available.

     Information is set forth below regarding the principal occupation and the number of shares of Ferro Stock owned on February 24, 1998 by each nominee and each of the other directors who will continue in office after the meeting.

     Disclosure throughout this Proxy Statement with respect to shares of Common Stock, shares of Common Stock underlying stock options, and shares of Common Stock awarded under the Performance Share Plan gives effect to the three-for-two split of Ferro's Common Stock for shareholders of record on November 14, 1997.

     NOMINEES FOR ELECTION

                                     ALBERT C. BERSTICKER, age 63, Chairman and Chief Executive
       BERSTICKER PHOTO              Officer of Ferro. Mr. Bersticker began his career as a
                                     Research Engineer with Ferro in 1958. Following various
      DIRECTOR SINCE 1978            assignments with the International Division, he became Plant
                                     Manager of the Company's Spanish subsidiary and was named
                                     Managing Director of Ferro Spain in 1969. Returning to the
                                     United States in 1973, Mr. Bersticker was named Assistant to the Group Vice President -- International Operations. In
                                     1974 he was appointed Group Vice President -- International;
                                     was named Executive Vice President, Operations in 1976; was named Executive Vice President and Chief Operating Officer in 1986; was named President and Chief Operating Officer in
                                     1988; was named Chief Executive Officer in 1991; and was
                                     named Chairman in 1996. Mr. Bersticker is also a Director of
                                     KeyCorp (bank holding company), Oglebay Norton Company
                                     (minerals and shipping) and Brush Wellman Inc. (manufacturer of beryllium alloy parts).
                                     Common Shares owned 595,412(1)          Nominee for term
                                     expiring in 2001
                                     ESOP Convertible Preferred Shares beneficially owned 3,154

                                     MICHAEL H. BULKIN, age 59, Private Investor. In 1965, Mr.
       MICHAEL H. BULKIN             Bulkin joined McKinsey & Company, Inc. (international
                                     management consulting firm). He became a principal in 1970
      DIRECTOR SINCE 1998            and was elected a director in 1976. While serving with
                                     McKinsey & Company, Mr. Bulkin held several leadership
                                     positions including Managing Director of various offices,
                                     Chairman of the Partner Evaluation and Compensation
                                     Committee and member of the Shareholders Committee,
                                     Executive Committee, Strategy Development Committee,
                                     Professional Personnel Committee and Partner Election
                                     Committee. Mr. Bulkin retired from McKinsey & Company in
                                     1993. In 1994, Mr. Bulkin became a Director of Bunge
                                     International Ltd. (diversified company with businesses in grain trading, the food industry and textiles) and became an advisor to Three Cities Research (private investment
                                     company) where he serves as a Director of three portfolio
                                     companies, including Pameco Holdings.
                                     Common Shares owned 0                  Nominee for term
                                     expiring in 2001

     NOMINEES FOR ELECTION

                                     WILLIAM J. SHARP, age 56, President Goodyear Global Support
       WILLIAM J. SHARP              Operations (tire, engineered products and chemicals
                                     manufacturer). Mr. Sharp began his career with Goodyear in
      DIRECTOR SINCE 1998            1964. Following various assignments in the United States and abroad, Mr. Sharp was named Director of European Tire
                                     Production in 1984. He then was appointed Vice President of
                                     Tire Manufacturing in 1987 and later Executive Vice
                                     President of Product Supply in 1991. In 1992, he became
                                     President and General Manager of Goodyear's European
                                     Regional Operations.
                                     Common Shares owned 425                            Term
                                     expires 2001

     DIRECTORS WHOSE TERMS
    OF OFFICE WILL CONTINUE
       AFTER THE MEETING

                                     SANDRA HARDEN AUSTIN, age 50, President and Chief Executive
         AUSTIN PHOTO                Officer, Sedona Healthcare Group, Inc. Between 1981 and
                                     1988, Ms. Austin was employed by the Huron Road Hospital in
      DIRECTOR SINCE 1994            Cleveland, and during that time served as the Director of
                                     Planning, Vice President and President. In 1988, she was
                                     appointed Senior Vice President and General Manager of the
                                     Medical/Surgical and Psychiatry Management Centers of
                                     University Hospitals of Cleveland and served in that
                                     capacity until 1990. Ms. Austin was named the Executive Vice
                                     President and Chief Operating Officer of The University of
                                     Chicago Hospitals in 1990 and served in that capacity until
                                     1994, at which time she was appointed President of Caremark
                                     Clinical Management Services, a division of Caremark, Inc.
                                     Ms. Austin was named President of Caremark Physician
                                     Services, a division of Caremark, Inc. which provides
                                     physician practice management services, in 1995. Ms. Austin also serves as a director of National City Corporation and
                                     South Shore Bank (bank holding companies) and Atria
                                     Communities, Inc. (provider of assisted and independent
                                     living communities for the elderly).
                                     Common Shares owned 2,962(1)                        Term
                                     expires 1999

     DIRECTORS WHOSE TERMS
    OF OFFICE WILL CONTINUE
       AFTER THE MEETING

                                     GLENN R. BROWN, age 67, Science Advisor to the Governor of
          BROWN PHOTO                the State of Ohio. Retired Senior Vice President and
                                     Director Standard Oil Company (now BP America). Dr. Brown
      DIRECTOR SINCE 1988            joined The Standard Oil Company (Ohio) in 1953 and, after
                                     serving in various assignments, was elected a Senior Vice
                                     President in 1979. He also served as a director of Standard
                                     Oil from 1981 until his retirement in 1986. Following his
                                     retirement from Standard Oil, Dr. Brown served at Case
                                     Western Reserve University as Director of Strategic
                                     Planning, Dean of the Colleges and from 1990-1993 as Vice
                                     Provost for Corporate Research and Technology Transfer. He
                                     is also a Director of Nordson Corporation (manufacturer of industrial application equipment).
                                     Common Shares owned 8,917(1)                      Term
                                     expires in 2000

                                     WILLIAM E. BUTLER, age 66, Retired Chairman of the Board and
         BUTLER PHOTO                Chief Executive Officer, Eaton Corporation (engineered
                                     products for automotive, industrial, commercial and military
      DIRECTOR SINCE 1992            markets). Mr. Butler was employed by Eaton from 1957 through
                                     1995, serving as President and Chief Executive Officer prior to his election as Chairman in 1991. Mr. Butler is a
                                     director of Applied Industrial Technologies, Inc.
                                     (industrial products distributor), Pitney Bowes Inc.
                                     (manufacturer of mailing, copying and facsimile systems),
                                     Zurn Industries, Inc. (manufacturer of plumbing products and systems), Goodyear Tire & Rubber Company (manufacturer of
                                     tires and other products) and Borg-Warner Automotive
                                     Corporation (power train automotive systems).
                                     Common Shares owned 4,462 (1)                     Term
                                     expires in 2000

     DIRECTORS WHOSE TERMS
    OF OFFICE WILL CONTINUE
       AFTER THE MEETING

                                     JOHN C. MORLEY, age 66, President of Evergreen Ventures,
         MORLEY PHOTO                Ltd. (private investment company). Retired Director,
                                     President and Chief Executive Officer of Reliance Electric
      DIRECTOR SINCE 1987            Company (manufacturer of industrial motors and controls,
                                     mechanical power transmission products and specialty
                                     telecommunication products and systems). Mr. Morley began
                                     his career with Exxon Corporation in 1958 and served as
                                     President of Exxon Chemical Company, USA and Senior Vice
                                     President of Exxon USA before joining Reliance in 1980 as
                                     President and Chief Executive Officer. In December, 1986,
                                     Mr. Morley led an investor group in the leveraged
                                     acquisition of Reliance Electric Company from Exxon. In
                                     January of 1995, Rockwell International Corporation acquired
                                     Reliance Electric Company. Mr. Morley serves as a Director of AMP Incorporated (manufacturer of electrical and
                                     electronic components), Lamson and Sessions, Inc.
                                     (manufacturer and marketer of consumer and commercial
                                     electrical and polymeric products) and as a Director and
                                     non-executive Chairman of the Board of Cleveland-Cliffs,
                                     Inc. (a full service iron-ore company).
                                     Common Shares owned 9,937(1)                      Term
                                     expires in 2000

                                     HECTOR R. ORTINO, age 55, President and Chief Operating
         ORTINO PHOTO                Officer of Ferro. He began his career as Treasurer of Ferro
                                     Argentina in 1971 and subsequently became Financial Director
      DIRECTOR SINCE 1993            in 1973. In 1976, Mr. Ortino was promoted to Managing
                                     Director of Ferro Argentina. Mr. Ortino was named Managing
                                     Director of Ferro Mexico in 1982. In 1983, he was appointed
                                     Assistant to the Executive Vice President -- Finance and
                                     relocated to Cleveland. He was named Vice
                                     President -- Finance in 1984; was named Vice
                                     President -- Finance and Chief Financial Officer in 1987;
                                     was named Senior Vice President and Chief Financial Officer in 1991; was named Executive Vice President and Chief
                                     Financial -- Administrative Officer in 1993; and was named
                                     President and Chief Operating Officer in 1996. Prior to
                                     joining Ferro, Mr. Ortino served as Treasurer of Columbia
                                     Broadcasting Systems, Argentina and Assistant to the
                                     Treasurer of Pfizer, Inc., Argentina. Mr. Ortino is also a director of Bunge International Ltd. (diversified company
                                     with businesses in grain trading, the food industry and
                                     textiles) and Parker Hannifin Corporation (producer of
                                     motion and control components for industrial and aerospace markets).
                                     Common Shares owned 225,358(1)                    Term
                                     expires in 2000
                                     ESOP Convertible Preferred Shares beneficially owned 3,149

     DIRECTORS WHOSE TERMS
    OF OFFICE WILL CONTINUE
       AFTER THE MEETING

                                     REX A. SEBASTIAN, age 68, Private Investor. Mr. Sebastian
        SEBASTIAN PHOTO              began his career with Procter and Gamble. In 1955, he joined
                                     Cummins Engine Company, Inc. where he held several positions
      DIRECTOR SINCE 1986            including Vice-President -- International and Managing
                                     Director of Cummins Engine Company, Ltd., in Scotland. In
                                     1966, Mr. Sebastian joined Dresser Industries, Inc. (energy and industrial-related products and services) as Vice
                                     President -- International Operations and was named Vice
                                     President -- Operations in 1971. In 1975, he was named
                                     Senior Vice President -- Operations, a position he held
                                     until his retirement in 1985. Mr. Sebastian is a member of the Board of Directors of Hallwood Energy Corporation (oil
                                     and gas exploration and production).
                                     Common Shares owned 12,619(1)                       Term
                                     expires 1999

                                     DENNIS W. SULLIVAN, age 59, Executive Vice President of
        SULLIVAN PHOTO               Parker-Hannifin Corporation (manufacturer of fluid power
                                     products). Mr. Sullivan began his career with
      DIRECTOR SINCE 1992            Parker-Hannifin Corporation in 1960 as a Sales Engineer, and
                                     after serving in various assignments, was named Group Vice
                                     President in 1972; President of the Fluid Connectors Group
                                     in 1976; Corporate Vice President in 1978; President of the
                                     Fluidpower Group in 1979; President of the Industrial Sector
                                     in 1980; and he assumed his present position in 1981. Mr.
                                     Sullivan is also a Director of Parker-Hannifin and KeyCorp
                                     (bank holding company).
                                     Common Shares owned 10,022(1)                       Term
                                     expires 1999

---------------

(1) The shares reported as owned by Messrs. Bersticker and Ortino include shares that they do not own of record but of which they are beneficial owners. An individual is deemed to be the beneficial owner of shares as to which he exercises or influences voting power or investment power. The number of shares (included in those reported above) as to which Messrs. Bersticker and Ortino are not owners of record but as to which they exercise or influence voting control or investment decisions are as follows: Mr.
    Bersticker -- 152,096 shares and Mr. Ortino -- 10,950 shares. The number of shares reported above for Messrs. Bersticker and Ortino include 107,400 and 65,000 shares, respectively, issued to them under the Performance Share Plan that are subject to risk of forfeiture based upon the terms of that plan. The number of shares that may be acquired pursuant to exercisable stock options as of May 1, 1998 are as follows: Mr. Bersticker -- 247,500 shares; Mr. Ortino -- 121,125 shares; Ms. Austin -- 1,875 shares; Mr. Brown -- 2,812 shares; Mr. Butler -- 2,812 shares; Mr. Morley -- 2,812 shares; Mr. Sebastian -- 2,812 shares; and Mr. Sullivan -- 2,812 shares (included in the number of shares reported above).

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     Information is set forth below regarding beneficial ownership of common stock of the Company by (i) each person who is a director; (ii) each executive officer named in the Summary Compensation Table on page 19; and (iii) all directors and executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares. Information is as of February 24, 1998.

                                                    SHARES
                                   SHARES OF      UNDERLYING
                                  COMMON STOCK      OPTIONS                    ESOP
                                 OWNED DIRECTLY   EXERCISABLE     TOTAL     CONVERTIBLE
                                 OR INDIRECTLY      WITH 60      COMMON      PREFERRED
             Name                  (a)(b)(e)      DAYS(c)(e)    STOCK(e)     Stock(e)
             ----                --------------   -----------   ---------   -----------
DIRECTORS
Sandra H. Austin...............       1,087           1,875         2,962
Albert C. Bersticker...........     347,912         247,500       595,412      3,154
Paul S. Brentlinger............      12,496           2,812        15,308
Glenn R. Brown.................       6,105           2,812         8,917
Michael H. Bulkin..............           0(d)            0             0
William E. Butler..............       1,650           2,812         4,462
A. James Freeman...............      21,422           2,812        24,234
John C. Morley.................       7,125           2,812         9,937
Hector R. Ortino...............     104,233         121,125       225,358      3,149
Rex A. Sebastin................       9,807           2,812        12,619
William J. Sharp...............         425(d)            0           425
Dennis W. Sullivan.............       7,210           2,812        10,022

FIVE OTHER OFFICERS NAMED IN SUMMARY COMPENSATION TABLE
R. Jay Finch...................      25,013          31,125        56,138      1,951
James F. Fisher................      57,457          60,937       118,394      3,137
James B. Friederichsen.........      26,689          22,406        49,095        801
J. Larry Jameson...............      25,951          12,750        38,701        248
Gary H. Ritondaro..............      46,952          45,599        92,551      2,557
Twenty-one Directors
  and Executive Officers
  as a Group...................     769,697         644,772     1,414,469     23,626

---------------
(a) The beneficial ownership of Messrs. Bersticker and Ortino are set forth below their biographies on pages 2 and 5 and further in a footnote on page 6 of this

    Proxy Statement. With respect to other officers names in the Summary Compensation Table on page 19 of this Proxy Statement, the shares reported for Messrs. Fisher, Finch, Friederichsen, Ritondaro and Jameson include 22,000, 21,450, 25,800, 30,600 and 21,450 shares issued under the
    Performance Share Plan which are subject to risk of forfeiture based upon terms of that plan.

(b) The shares reported for Brentlinger, Freeman and Fisher include 225, 3,000, and 20,859 shares that they do not own of record but of which they are beneficial owners.

(c) Exercisable stock options as of May 1, 1998.

(d) Elected a director in January 1998.

(e) The number of shares of Common Stock gives effect to the three-for-two split of Ferro's Common Stock on November 14, 1997.

     The percentage of outstanding common stock, including options exercisable within 60 days of February 24, 1998, the record date, beneficially owned by all directors and executive officers as a group is 3.7%. The percentage of such shares beneficially owned by any director does not exceed 1%, except Mr. Bersticker, who owns 1.6% of the outstanding Common Stock.

     With regard to ESOP Convertible Preferred Stock, directors and executive officers as a group own 1.9% of the outstanding shares of that series.

     The following table sets forth information about each person known by Ferro to be the beneficial owner of more than 5% of its outstanding Common Stock or stock convertible into Common Stock.

                                                               AMOUNT AND        PERCENT
                    NAME AND ADDRESS                      NATURE OF BENEFICIAL     OF
                  OF BENEFICIAL OWNER                         OWNERSHIP(4)        CLASS
                  -------------------                     --------------------   -------
FMR Corporation.........................................       4,901,547(1)       13.0%
  82 Devonshire Road
  Boston, Massachusetts 02109
Mario J. Gabelli and related entities...................       3,557,625(2)        9.4%
  One Corporate Center
  Rye, New York 10017
National City Bank, Trustee.............................       1,271,120(3)        100%
     under the Ferro Corporation
     Savings and Stock Ownership Plan
  1900 East 9th Street
  Cleveland, Ohio 44114

---------------
(1) Information regarding share ownership was obtained from Schedule 13G filed February 10, 1998, by FMR Corporation.

(2) Information regarding share ownership was obtained from Schedule 13D filed March 5, 1996 by The Gabelli Group, Inc. Mario J. Gabelli is deemed to be the beneficial owner of all entities jointly filing such Schedule 13D.

(3) The beneficial owners of the Savings and Stock Ownership Plan are participating employees of the Company. The 1,271,120 shares of Convertible Preferred Stock are convertible into 3,303,387 shares of Common Stock, representing approximately 9% of the outstanding Common Stock. The Preferred Stock is nontransferable and, upon distribution of an account balance to a plan participant, such participant receives Common Stock issuable upon conversion of the Preferred Stock or cash payable upon redemption of the Preferred Stock. Each share of Preferred Stock carries one vote, voting together with the Common Stock on most matters. The Trustee votes in accordance with the instructions of plan participants.

(4) The number of shares of Ferro Common stock gives effect to the three-for-two split of Ferro's Common Stock on November 14, 1997.

     Section 16(a) of the Securities Exchange Act of 1934 requires Ferro's officers and directors, and persons who own more than ten percent of a registered class of Ferro's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish Ferro with copies of all Section 16(a) forms they file.

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to Ferro during 1997 and Forms 5 and amendments thereto furnished to Ferro with respect to 1997, no director, officer, beneficial owner of more than 10% of its outstanding Common Stock or stock convertible into Common Stock or any other person subject to Section 16 of the Exchange Act, failed to file on a timely basis during 1997 or prior fiscal years any reports required by Section 16(a) of the Exchange Act.

              CERTAIN MATTERS PERTAINING TO THE BOARD OF DIRECTORS

     During 1997, the Board held seven regularly scheduled monthly meetings and committees of the Board met from time to time upon call of the Chief Executive Officer (or in the case of the Audit Committee, upon call of its Chairman). During 1997, each director attended at least 75% of the aggregate of the total number of meetings of the Board and the committees on which he or she served.

     Each director who is not an employee of Ferro is paid an annual retainer fee of $23,000. In addition, directors (other than employee directors) are paid an attendance fee of $1,500 for meetings of the Board and $1,000 for meetings of its committees. The Chairs of the Audit Committee, the Finance Committee and the Compensation and Organization Committee are each paid an additional annual retainer of $4,000. The directors have the right to defer their fees into a Ferro Common Stock account. Amounts so deferred will be invested in Ferro Common Stock, together with dividends thereon which will be reinvested in Ferro Common Stock. The deferred account will be distributed after the retirement of the director.

     Pursuant to the Employee Stock Option Plan, on the date of each annual shareholders' meeting, each non-employee Director who continues as a Director after that annual meeting is automatically granted an option to purchase 2,500 shares of Common Stock.

     The Audit Committee of the Board of Directors engages in the functions usual to an audit committee of a publicly held corporation, including recommendations as to the engagement of independent accountants; review with the independent accountants of the proposed scope of and plans for annual audits and review of audit results; review of the adequacy of internal financial controls and internal audit functions; and review of any problems identified by either the internal or external audit functions. During 1997, the Audit Committee met twice. Messrs. Brown and Morley are the current members of the Audit Committee, with Mr. Morley serving as Chairman. Mr. Brentlinger and Mr. Freeman were members of the Audit Committee during 1997 and are continuing until their retirement in 1998.

     The Compensation and Organization Committee considers and formulates recommendations with respect to the compensation of Ferro's officers and performs functions delegated by the Board with respect to the Stock Option Plan, the Performance Share Plan and the Incentive Compensation Plan. Included among its functions is the review of recommendations (including written recommendations made by any shareholder) as to new members of the Board of Directors. Shareholder recommendations for members of the Board of Directors should be submitted in writing to the Secretary of Ferro. During 1997, the Committee met five times. A report of the Compensation and Organization Committee is set forth on pages 14 through 17 of this Proxy Statement. Ms. Austin and Messrs. Brown and Butler are the current members of the Compensation and Organization Committee with Mr. Butler serving as Chairman. Mr. Freeman was a member of the Compensation and Organization Committee during 1997 and is continuing until his retirement in 1998.

     The Finance Committee reviews the Company's financial plans and recommends actions to management and/or the Board of Directors as the Committee deems appropriate. The Finance Committee reviews the Company's identified world-wide financing requirements and its plans to meet such requirements. Included among its responsibilities is the review of projected world-wide cash flow, the Company's financial objectives and strategies, major acquisitions, and investment performance of the Company's pension plans. In addition, the Committee must review and approve the annual capital appropriation budget. During 1997, the Committee met twice. Ms. Austin and Messrs. Sebastian and Sullivan are the current members of the Finance Committee, with Ms. Austin serving as Chairperson. Mr. Brentlinger was a member of the Finance Committee during 1997 and is continuing until his retirement in 1998.

                PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
               TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES

     The Company's Articles of Incorporation presently authorize the issuance of 150,000,000 shares of Common Stock and 2,000,000 shares of Serial Preferred Stock. The Board recommends an increase in the number of authorized shares of Common Stock from the 150,000,000 currently authorized to 300,000,000. As of December 31, 1997, there were issued and outstanding 37,323,209 shares of the Company's Common Stock. Also, as of that date 1,996,535 shares of Common Stock were reserved for issuance under the Company's Stock Option Plan, 2,770,108 shares were reserved for issuance under the Company's Performance Share Plan, and 42,089,852 shares were reserved for issuance upon the exercise of the rights pursuant to the Shareholder Rights Plan. Each of the foregoing Plans contains antidilution provisions to the effect that the number of shares reserved under the Plans will be increased to reflect the effect of stock splits and the like. The balance of Common Stock available for issuance on that date was 65,820,296 shares.

     On October 24, 1997, the Board of Directors approved the Company's most recent three-for-two split of its Common Stock for shareholders of record on November 14, 1997. The Board of Directors is of the opinion that the present balance of Common Stock available for issuance may be insufficient to enable the Company to take advantage of business opportunities that may arise or for other corporate purposes such as future stock dividends or stock splits. The Board of Directors has no present plans, arrangements, commitments or undertakings for the issuance of additional shares. Authorized but unissued shares may be issued at some later date on authorization by the Board of Directors without further action of shareholders except as may be required by applicable law or regulation or by the rules of the New York Stock Exchange.

     The authorization of the additional shares would not, by itself, have any effect on the rights of the Company's shareholders. The issuance of the additional shares for corporate purposes other than a stock split could have, among other things, a dilutive effect on earnings per share and on the equity and voting power of shareholders at the time of the issuance. In addition, the increase in authorized shares could render more difficult under certain circumstances or discourage an attempt to obtain control of the Company, whether through tender offer or otherwise, by, for example, allowing the issuance of shares that would dilute the share ownership of a person attempting to obtain control. This proposal is not, however, being made in response to any effort of which the Company is aware to accumulate shares or obtain control of the Company.

     The following table sets forth information relating to the number of shares of Common Stock currently authorized and available for issuance and the number of shares of Common Stock to be available upon approval of the proposed amendment.

                                                         BEFORE          AFTER
                                                        PROPOSED       PROPOSED
                                                        INCREASE       INCREASE
                                                       -----------    -----------
Total Number of Shares of Common Stock
  Authorized.........................................  150,000,000    300,000,000
Shares Outstanding...................................  [37,323,209]   [37,323,209]
Shares Reserved for Stock Option Plans...............   [1,996,535]    [1,996,535]
Shares Reserved for Performance Share Plan...........   [2,770,108]    [2,770,108]
Shares Reserved for Shareholder Rights Plan..........  [42,089,852]   [42,089,852]
Shares Available for Issuance for Other
  Corporate Purposes.................................   65,820,296    215,820,296

                            RECOMMENDATION AND VOTE

     The affirmative vote of two-thirds of the outstanding shares of the Company's Common Stock and Series A ESOP Convertible Preferred Stock, voting as a single class, entitled to vote at the meeting is required to adopt the proposed amendment to the Articles of Incorporation.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 150,000,000 TO 300,000,000.

                            DESIGNATION OF AUDITORS

     Unless otherwise indicated, the accompanying proxy will be voted in favor of ratifying the selection of KPMG Peat Marwick LLP to audit the books and accounts of Ferro for the current year ending December 31, 1998. KPMG Peat Marwick LLP have been acting as the auditors of Ferro for many years. On recommendation of the Audit Committee, the Board of Directors has appointed such firm to continue as Ferro's auditors for the current year, subject to the approval thereof by the shareholders.

     Representatives of KPMG Peat Marwick LLP will be at the annual meeting of shareholders, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                   INFORMATION CONCERNING EXECUTIVE OFFICERS

     REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE

     The principal components of senior executive officer compensation at Ferro, and the role of the Compensation and Organization Committee of the Board of Directors as to each component in 1997, were as follows:

          1. Annual salary level for Messrs. Bersticker and Ortino recommended by the Committee and approved by the Board, and annual salary level for other executive officers approved by the Committee.

          2. Annual Incentive Compensation Plan (a cash bonus plan) under which achievement is measured primarily by attainment of mathematical targets and, to a lesser extent, by non-mathematical determinations. The Committee adopts such a plan each year, including the placement of senior executives in the plan, determination of the applicable percentage of salary to be used for bonus measurement, and determination of the mathematical targets by which the level of bonus achievement will be measured. With respect to non-mathematical bonus matters, the Committee recommends, and the Board approves, the Chief Executive Officer's actual achievement of goals and bonus award for the completed year and the Committee approves the actual non-mathematical bonus awards to senior executive officers other than the Chief Executive Officer.

          3. Performance Share Plan (a long term incentive plan) under which annual performance share grants may be converted into shares of Common Stock based upon the degree of achievement of Performance Targets during the Performance Period. The Committee determines the award of performance shares and establishes the Performance Targets which will be applicable to determine the degree of conversion of performance share grants into Common Stock under the Performance Share Plan.

          4. Stock Options under the Stock Option Plan. The Committee determines the award of Stock Options under the Stock Option Plan.

     Ferro retains and relies upon the advice of independent executive compensation consultants. Currently, Ferro's executive compensation consultant is Buck Consultants. In 1997, however, Ferro relied upon the services and advice of its former executive compensation consultant, TPF&C, a Towers Perrin Company.

     TPF&C's advice is based on a variety of competitive data maintained by, or available to, TPF&C. From these data banks, TPF&C derived recommended standards for compensation levels at Ferro based upon competitive levels at peer group companies.

     Applying this data to Ferro, and to Mr. Bersticker, Ferro's Chief Executive Officer, the Committee recommended (and the Board approved), for 1997:

          1. A salary level of $605,000, which is at the median of competitive market salary data as reported by TPF&C.

          2. An annual incentive plan cash bonus target amount equal to 75% of salary (65% based on the mathematical application of performance factors and 10% based on non-mathematical factors). The mathematical portion of the bonus is based on the degree of achievement of a matrix of mathematical targets combining return on equity and net income growth. The threshold, target and maximum bonus achievement levels for return on equity were 14.5%, 16% and 17%, respectively, while the threshold, target and maximum bonus achievement levels for net income growth were 10%, 15% and 18%, respectively. The target bonus amount is payable upon achievement at the "target" level on the matrix, while the maximum bonus amount payable upon "maximum" achievement is 200% of the target bonus. The non-mathematical portion of the bonus is based upon an evaluation of performance against specified annual objectives. Such aggregate annual incentive target amounts reflected the median of other companies in the market place for 1997 as reported by TPF&C.

          3. An award of stock options for 90,000 shares (after the three-for-two stock split) under the Ferro Stock Option Plan. The original pre-split award of stock options was for 60,000 shares.

          4. A Performance Share award of 49,500 shares (after the three-for-two stock split). The original pre-split award of Performance Shares was 33,000 shares.

     The stock option award level and the performance share award level are in the third quartile of long term incentive programs of comparable companies in the market place as reported by TPF&C.

     The future value of stock option awards will, of course, be a function of the market value for Ferro stock in the future. The future value of performance share grants will be a function both of the future market value of Ferro stock and of the degree of achievement of the performance targets by which the conversion of such performance share grants is determined.

     In recommending Mr. Bersticker's non-mathematical (personal performance) level of bonus achievement, the Committee considered the degree of achievement of specific objectives that had been agreed upon with the Board for Mr. Bersticker at the beginning of 1997. The determination of the actual award was made in January, 1998. The award was fixed at 150% of target, or $90,750.

     The recommendations of the Committee represented satisfaction with the manner in which Mr. Bersticker has performed his responsibilities as Chief Executive Officer and his maturity, leadership, judgment and experience in the business of Ferro. The recommendations and actions of the Committee included consideration of TPF&C's data as to competitive standards of compensation in the market place. TPF&C advised the Company as to competitive levels of salary (fixed annual compensation), short term incentive compensation (Ferro's annual cash bonus plan) and long term incentive compensation (Ferro's Stock Option and Performance Share Plans). The Committee's policy is to attain competitive levels of executive compensation in each of these areas (salary, short term incentive and long term incentive).

     Mr. Bersticker strongly advocates, and the Committee concurs, that a substantial portion of executive compensation should be variable, based upon performance of the Company and results achieved by each member of management. Application of this principle resulted in 1997 long term incentive compensation levels for senior executive officers in the third quartile of competitive market data as reported by TPF&C.

     In 1997, Ferro's attainment of profitability performance standards improved over 1996 resulting in higher levels of executive bonuses, reflecting attainment of 149% of the target bonus levels. Unless target levels of profitability performance are achieved, realization of values by the senior executives under the Performance Share Plan will be significantly below values reflected at the time of awards, because non-achievement of Performance Targets will result in significant forfeiture of Performance Shares previously awarded.

     In making its determinations and recommendations with respect to Messrs. Ortino, Fisher, Finch, Friederichsen, Ritondaro, and Jameson the Committee considered and discussed those same materials and information that were considered with respect to Mr. Bersticker, as well as the advice and recommendations of Mr. Bersticker as to such individuals. The Committee also considered its evaluation of the individual performance of those individuals. In the case of Messrs. Fisher, Finch, Friederichsen, and Jameson who have direct responsibilities with respect to Company operations, their levels of achievement under the Cash Bonus Plan and Performance

Share Plan are materially impacted by the performance of those specific operations which are in their respective areas of responsibility.

     In 1993, the Internal Revenue Code was amended to add Section 162(m), which generally provides that certain compensation in excess of $1 million per year paid to a company's chief executive officer and any of its four highest paid executive officers is no longer deductible to the Company unless the compensation qualifies for an exception. Section 162(m) provides an exception for performance based compensation if certain procedural requirements, including shareholder approval of the material terms of the performance goals, are satisfied. In 1994 and 1997, the Committee recommended, and the shareholders approved, certain changes to the Company's Performance Share Plan and Employee Stock Option Plan which would qualify such plans under the Section 162(m) exception and preserve the tax deductibility to the Company of compensation paid to executives under these plans in the future. Only Mr. Bersticker received compensation in excess of $1 million in 1997.

                          S. H. Austin, G. R. Brown, W. E. Butler, A. J. Freeman

PERFORMANCE COMPARED TO CERTAIN STANDARDS

     The chart set forth below compares Ferro's cumulative total shareholder return for the five years ended December 31, 1997 to (a) that of the Standard & Poor's 500 Index and (b) that of a designated group of companies deemed to have a peer group relationship to Ferro. In all cases, the information is presented on a dividend reinvested basis.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                      FERRO CORPORATION, S&P 500 INDEX AND
                        S&P SPECIALTY CHEMICALS INDEX(1)

                                                                     S&P SPECIALTY
      MEASUREMENT PERIOD             FERRO            S&P 500          CHEMICALS
    (FISCAL YEAR COVERED)         CORPORATION          INDEX             INDEX
1992                                100.00            100.00            100.00
1993                                119.89            110.01            113.83
1994                                 91.26            111.51             99.44
1995                                 91.24            163.28            130.64
1996                                113.14            186.34            141.47
1997                                148.08            251.09            174.22

NOTE: (1) Assumes $100 invested on December 31, 1992 in Ferro Common Stock, S&P
          500 Index and S&P Specialty Chemicals Index.

SUMMARY COMPENSATION TABLE

     The following table shows on an accrual basis the elements of compensation paid or awarded during each of the three years ended December 31, 1997 to the Chief Executive Officer and each of the other six highest paid executive officers of Ferro.

                           SUMMARY COMPENSATION TABLE


                                                        LONG TERM COMPENSATION
                                                              AWARDS(4)
                                                      --------------------------
                ANNUAL COMPENSATION                    PERFORMANCE                 ALL OTHER
----------------------------------------------------   SHARE PLAN      OPTIONS      COMPEN-
          NAME AND                  SALARY    BONUS     AWARD(1)       (NO. OF      SATION
     PRINCIPAL POSITION       YEAR    ($)      ($)         ($)        SHARES)(2)    ($)(3)
----------------------------  ----  -------  -------  -------------   ----------   ---------
A.C. Bersticker.............  1997  605,000  677,020     965,250        90,000      60,996
  Chairman and Chief          1996  580,000  312,910     392,175        72,000      39,913
  Executive Officer           1995  549,000  169,531     153,600        45,000      26,025
H.R. Ortino.................  1997  405,000  340,538     585,000        57,000      58,971
  President and Chief         1996  388,000  167,044     236,250        45,000      30,242
  Operating Officer           1995  311,000   86,306      69,600        22,500      23,714
J.F. Fisher.................  1997  250,000  142,029     257,400        18,000      14,975
  Senior Vice President       1996  319,200        0           0             0      19,128
  Ceramics and Colorants      1995  250,800   39,987      36,000         9,000      21,292
R.J. Finch..................  1997  221,000  161,050     193,050        15,000      17,445
  Vice President              1996  210,900   92,786      77,963        14,250      13,024
  Specialty Plastics          1995  191,700   38,416      33,600         6,000      10,322
J.B. Friederichsen..........  1997  238,000  137,054     257,400        16,125      21,177
  Vice President              1996  227,500   74,961     103,950        18,750      14,692
  Specialty Chemicals         1995  182,000   67,042      33,600         6,000      18,069
G.H. Ritondaro..............  1997  225,000  147,184     280,800        24,150      26,371
  Vice President and Chief    1996  200,000   64,400     103,950        18,750      18,730
  Financial Officer           1995  155,300   32,735      26,400         3,750      14,664
J. L. Jameson...............  1997  202,000  125,399     193,050        22,500      23,923
  Vice President              1996  168,446   71,372      77,963        14,250      31,986
  Powder Coatings             1995       --       --          --            --          --

---------------
Notes:

(1) The values reported are based upon the number of Performance Shares awarded, valued at the market price of the Common Stock on the date of the award. Such reported values are based upon achievement of target levels of performance by Ferro during the performance period. Realization of such values will be a function of Ferro's performance during the performance periods. The performance period is three years. Performance is measured in relation to standards tied to return on average common equity, net income growth, return on average net assets employed and operating income growth. If Ferro's performance exceeds target levels, the number of shares can increase by up to 25% for shares awarded in 1995 and 1996 and up to 100% for shares awarded in 1997. At December 31, 1997, the persons listed above hold the following number of Performance Shares, valued at the value of the underlying shares at December 31, 1997, applicable to performance periods not yet completed: Mr. Bersticker, 74,400 shares, valued at $1,808,850; Mr. Ortino, 45,000 shares, valued at $1,094,063; Mr. Fisher, 13,200 shares valued at $320,925; Mr. Finch, 14,850 shares, valued at $361,041; Mr. Friederichsen, 19,800 shares, valued at $481,388; Mr. Ritondaro, 21,000 shares, valued at $510,563 and Mr. Jameson, 14,850 shares, valued at $361,041. Such values are also based upon achievement of target levels of performance by Ferro during the performance period and realization of values will be a function of Ferro's performance during the performance period.

(2) Stock Option grants were awarded on the following dates: January 18, 1995, January 17, 1996 and January 17, 1997.

(3) In the year ended December 31, 1997, All Other Compensation includes company matching payments under the Ferro ESOP, as follows: Mr. Bersticker, $6,107, Mr. Ortino, $6,107, Mr. Fisher, $5,937, Mr. Finch, $6,107, Mr.
    Friederichsen, $5,937, Mr. Ritondaro, $5,937 and Mr. Jameson, $5,937; personal use of leased automobiles, as follows: Mr. Bersticker, $4,918, Mr. Ortino, $5,127, Mr. Fisher, $239, Mr. Finch, $4,049, Mr. Friederichsen, $0, Mr. Ritondaro, $6,950 and Mr. Jameson, $6,244; taxable portion of benefits under health, hospitalization, and life insurance programs, as follows: Mr. Bersticker, $9,126, Mr. Ortino, $5,850, Mr. Fisher, $780, Mr. Finch, $0, Mr. Friederichsen, $5,823, Mr. Ritondaro, $3,744 and Mr. Jameson, $2,106; individual tax services, as follows: Mr. Bersticker, $4,725, Mr. Ortino, $1,800, Mr. Fisher, $1,375 and Mr. Jameson, $3,250; and in the case of Mr. Ortino, home leave benefits of $18,867. In addition, dividends received from restricted stock granted under Performance Share Plans were as follows: Mr. Bersticker, $36,120, Mr. Ortino, $21,220, Mr. Fisher, $6,644, Mr. Finch, $7,289, Mr. Friederichsen, $9,417, Mr. Ritondaro, $9,740 and Mr. Jameson, $6,386.

(4) The number of shares of Common Stock gives effect to the three-for-two split of Ferro's Common Stock on November 14, 1997.

STOCK OPTION GRANTS, EXERCISES AND YEAR END VALUES

     The following table sets forth information regarding grants of stock options to each of the seven highest paid executive officers of Ferro under Ferro's stock option plan during the fiscal year ended December 31, 1997. The exercisability of the stock options vests at the rate of 25% per year. In the case of death, retirement, disability or change of control, the options become 100% exercisable.

                             OPTION GRANTS IN 1997

                                               % OF TOTAL
                                                OPTIONS                            GRANT DATE
                                               GRANTED TO                           PRESENT
                                   OPTIONS     EMPLOYEES    EXERCISE   EXPIRATION  VALUE (2)
              NAME                GRANTED(1)    IN 1997      PRICE        DATE         $
              ----                ----------   ----------   --------   ----------  ----------
A.C. Bersticker Chairman and
Chief Executive Officer.........    90,000        13.2%      $19.50    1/17/2007    $627,000
H.R. Ortino President and Chief
Operating Officer...............    57,000         8.3%      $19.50    1/17/2007    $397,100
J.F. Fisher
Senior Vice President
Ceramics and Colorants..........    18,000         2.6%      $19.50    1/17/2007    $125,400
R.J. Finch Vice President
Specialty Plastics..............    15,000         2.2%      $19.50    1/17/2007    $104,500
J.B. Friederichsen
Vice President
Specialty Chemicals.............    16,125         2.4%      $19.50    1/17/2007    $112,400
G.H. Ritondaro Vice President
and Chief Financial Officer.....    24,150         3.5%      $19.50    1/17/2007    $168,300
J. L. Jameson Vice President
Powder Coatings.................    22,500         3.3%      $19.50    1/17/2007    $156,800

---------------
Note:

(1) The number of options granted gives effect to the three-for-two split of Ferro's Common Stock on November 14, 1997.

(2) The grant date present value has been calculated using the Black-Scholes method of option valuation. The model assumes the following: (a) an option term of ten years; (b) an interest rate that represents the interest rate on a U.S. Treasury bond with a maturity date corresponding to the ten year option term; (c) volatility calculated using month-end stock prices for the past three years prior to grant date; and (d) the stock's annualized dividend yield also over the past three years.

     The following table shows information regarding stock option exercises during 1997 and information regarding options held at year end.

                                                                            VALUE OF
                                                            NUMBER OF      UNEXERCISED
                                                           UNEXERCISED    IN-THE-MONEY
                                                           OPTIONS AT      OPTIONS AT
                                                          DECEMBER 31,    DECEMBER 31,
                                   SHARES                    1997(1)         1997(2)
                                  ACQUIRED                -------------   -------------
                                     ON         VALUE     EXERCISABLE/    EXERCISABLE/
             NAME                EXERCISE(1)   REALIZED   UNEXERCISABLE   UNEXERCISABLE
             ----                -----------   --------   -------------   -------------
A.C. Bersticker
  Chairman and Chief Executive
  Officer                          47,250      $632,281       228,375/     $1,841,958/
                                                              177,750      $1,101,047
H.R. Ortino
  President and Chief Operating
  Officer                          25,312      $422,919        84,375/     $  628,841/
                                                              107,625      $  666,070
J.F. Fisher
  Senior Vice President
  Ceramics and Colorants           11,812      $216,385        51,187/     $  439,423/
                                                               25,500      $  128,969
R.J. Finch
  Vice President
  Specialty Plastics                  N/A           N/A        21,187/     $  149,257/
                                                               29,813      $  190,493
J.B. Friederichsen
  Vice President
  Specialty Chemicals                 N/A           N/A        11,062/     $   70,625/
                                                               34,313      $  224,805
G.H. Ritondaro
  Vice President and Chief
  Financial Officer                 5,062      $ 90,277        32,999/     $  335,554/
                                                               41,026      $  253,766
J. L. Jameson
  Vice President
  Powder Coatings                     N/A           N/A         3,562/     $   30,500/
                                                               33,188      $  199,797

---------------
Note:

(1) The number of shares and options gives effect to the three-for-two split of Ferro's Common Stock on November 14, 1997.

(2) Value of unexercised in-the-money options is based on Ferro's NYSE closing Common Stock price on December 31, 1997, of $24.3125.

PERFORMANCE SHARE PLAN AWARDS

     The following table sets forth information relating to Performance Share Plan ("Plan") awards to each of the seven highest paid executive officers of Ferro. Each such award under the Plan has a three year performance cycle ending on December 31, 1999. A condition to vesting includes the continued employment of the Plan participant to the end of the Performance Period. However, in the case of death, disability or retirement, there is a pro rata payment at the end of the Performance Period based upon the portion of the Performance Period during which employment continued. Also, in the case of a change of control, a cash payment equal to (1) the aggregate value of Performance Share awards based on the remaining term in the executive's employment agreement and the portion of the Performance Period that expired prior to the change in control, minus (2) the value of payments made under the Plan, is paid at the time of the change of control.

                     PERFORMANCE SHARE PLAN AWARDS IN 1997

                                                Estimated Future Share Payouts(e)
                                 NUMBER OF   ---------------------------------------
             NAME                SHARES(E)   THRESHOLD(B)    TARGET(C)    MAXIMUM(D)
             ----                ---------   ------------   -----------   ----------
                                                            (IN SHARES)
A.C. Bersticker                   49,500        24,750        49,500        99,000
  Chairman and Chief Executive
  Officer
H.R. Ortino                       30,000        15,000        30,000        60,000
  President and Chief Operating
  Officer
J.F. Fisher                       13,200         6,600        13,200        26,400
  Senior Vice President
  Ceramics and Colorants
R.J. Finch                         9,900         4,950         9,900        19,800
  Vice President
  Specialty Plastics
J.B. Friederichsen                13,200         6,600        13,200        26,400
  Vice President
  Specialty Chemicals
G.H. Ritondaro                    14,400         7,200        14,400        28,800
  Vice President and Chief
  Financial Officer
J. L. Jameson                      9,900         4,950         9,900        19,800
  Vice President
  Powder Coatings

---------------

Notes:

(a) Performance measurements are based on return on average common equity and net income growth. Mr. Ortino and Mr. Ritondaro have additional measurements based on return on net assets and growth in operating income. Mr. Fisher, Mr. Finch, Mr. Friederichsen and Mr. Jameson have additional measurements based on their respective operating group return on net assets and growth in operating income.

(b) Threshold is 50% of Award.

(c) Target is 100% of Award.

(d) Maximum is 200% of Award.

(e) The number of shares of Common Stock gives effect to the three-for-two stock split of Ferro's Common Stock on November 14, 1997.

RETIREMENT PLAN

     Ferro maintains a non-contributory defined benefit retirement program for eligible salaried employees, including officers. In general, as applied to the senior officer group of Ferro the retirement program provides a monthly pension at age 60 payable for life with a guarantee of 120 monthly payments. The monthly retirement benefit payable to a participating officer who retires on or after age 60 with 30 or more years of service is 50% of the monthly average of the participant's covered compensation during the five consecutive calendar years in which his covered compensation was the highest, reduced by 50% of his primary Social Security benefit. If the participating employee has less than 30 years of service, the monthly pension net benefit is reduced proportionately. Generally, for purposes of the retirement program, covered compensation means basic salary plus bonus plus values earned under the Performance Share Plan. Section 415 of the Internal Revenue Code limits the annual benefits payable from the Ferro Qualified Retirement Plan (to $125,000 per year for 1997). In addition, the amount of covered compensation used to compute the Ferro Qualified Retirement Plan benefit is limited by the Internal Revenue Code. In response to such limitations and for certain other purposes, Ferro has adopted an Excess Benefits Plan. The Excess Benefits Plan will pay retirement program benefits to participants in the Ferro Qualified Retirement Plan in excess of those payable from the Ferro Qualified Retirement Plan. Ferro's established normal retirement age is 65, but in the case of officers, retirement benefits are not subject to reduction if the officer retires after attainment of age 60 with 30 years of service and if the officer signs a non-competition agreement. The following table shows estimated annual benefits payable upon retirement under both the Ferro Qualified Retirement Plan and the Excess Benefits Plan to officers with the specified years of service and whose average annual covered compensation during the five consecutive calendar years in which their covered compensation was the highest would be as indicated. As of December 31, 1997, Messrs. Bersticker, Ortino,

Fisher, Finch, Friederichsen, Ritondaro and Jameson had 39, 26, 38, 6, 3, 11 and
     -years of service, respectively.

                              YEARS OF SERVICE AT AGE 65
  ASSUMED                         RETIREMENT IN 1997
  REGULAR      ---------------------------------------------------------
COMPENSATION      15          20          25          30          35
------------   ---------   ---------   ---------   ---------   ---------
 $ 200,000     $ 46,022    $ 61,363    $ 76,703    $ 92,044    $ 92,044
   300,000       71,022      94,696     118,370     142,044     142,044
   400,000       96,022     128,029     160,037     192,044     192,044
   500,000      121,022     161,363     201,703     242,044     242,044
   600,000      146,022     194,696     243,370     292,044     292,044
   700,000      171,022     228,029     285,037     342,044     342,044
   800,000      196,022     261,363     326,703     392,044     392,044
   900,000      221,022     294,696     368,370     442,044     442,044
 1,000,000      246,022     328,029     410,037     492,044     492,044
 1,100,000      271,022     361,363     451,703     542,044     542,044
 1,200,000      296,022     394,696     493,370     592,044     592,044

---------------

     The five year average covered compensation for the individuals listed in the Summary Compensation Table was: Mr. Bersticker, $1,051,198; Mr. Ortino, $586,099; Mr. Fisher, $375,192; Mr. Finch, $281,277; Mr. Friederichsen,
$265,693, Mr. Ritondaro, $284,132 and Mr. Jameson, $          .

EXECUTIVE EMPLOYMENT AGREEMENTS

     Ferro is a party to executive employment agreements (the "Executive Employment Agreements") with 12 of its officers, including each of the individuals named in the summary compensation table on page 19 of this Proxy Statement. The purpose of the Executive Employment Agreements is to reinforce and encourage the continued attention and dedication of these officers to their assigned duties without distraction in the face of (i) solicitations by other employers and (ii) the potentially disturbing circumstances arising from the possibility of a change in control of Ferro. To that end, the Executive Employment Agreements obligate Ferro to provide certain severance benefits, described below, to any of these officers whose employment is terminated under certain circumstances.

     Benefits are payable under the Executive Employment Agreements if the officer's employment is terminated for reasons other than for cause, disability, death or normal retirement or if the officer terminates his employment for "Good Reason."

Good Reason will exist if (1) Ferro fails to honor any of its obligations or responsibilities under certain designated sections of the Executive Employment Agreement or (2) if, following a change in control, the officer receives a notice of termination from the Company for the purposes of preventing extension of the term of the officer's employment agreement or (3) if the officer voluntarily resigned at any time during the three month period following the first anniversary of a change in control. Benefits are also payable if a successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Ferro fails to expressly assume the Executive Employment Agreements. The principal benefits to be provided to the officers under the Executive Employment Agreements are (i) a lump sum severance payment equal to a full year's compensation (base salary and incentive compensation) multiplied by three in the cases of Messrs. Bersticker and Ortino, and multiplied by two in the case of the other officers with whom Executive Employment Agreements were made, (ii) a lump sum calculated to approximate the present value of the additional retirement benefits to which the officer would have become entitled had he remained in the employment of Ferro for the same number of years used in computing the lump sum severance payment, (iii) continued participation in Ferro's employee benefit programs such as group life, health and medical insurance coverage for the same number of years used in computing the lump sum severance payment, and (iv) a cash payment in an amount to reimburse on an after tax basis that portion of any excise tax attributable to payments or benefits required to be made to the executive.

     As security for its payment of the benefits provided for in the Executive Employment Agreements, Ferro has established, in accordance with its obligation under the Executive Employment Agreements, an escrow account at National City Bank and deposited into that escrow account a percentage of the amount which would be payable to each of the officers under the Executive Employment Agreements. No officer has a right to receive any amount in the escrow account until Ferro has defaulted in its obligations to that officer under the Executive Employment Agreement to which he is a party. Interest earned on the escrow account is paid to the Company.

                            FORM 10-K ANNUAL REPORT

     A COPY OF FERRO'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST TO PATRICK H. CAVANAGH, DIRECTOR OF CORPORATE COMMUNICATIONS, FERRO CORPORATION, 1000 LAKESIDE AVENUE, CLEVELAND, OHIO 44114.

               SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     Any shareholder who intends to present a proposal at the 1999 annual meeting and who wishes to have the proposal included in Ferro's proxy statement and form of proxy for that meeting must deliver the proposal to Ferro at its executive offices, 1000 Lakeside Avenue, Cleveland, Ohio 44114, not later than
November   , 1998.

                                 MISCELLANEOUS

     The accompanying proxy is solicited by the Board of Directors of Ferro and will be voted in accordance with the instructions thereon if it is returned duly executed and is not revoked. A shareholder may revoke his proxy without affecting any vote previously taken, by giving notice to the Company in writing or in open meeting.

     Ferro will bear the cost of preparing and mailing this statement, with the accompanying proxy and other instruments. Ferro will also pay the standard charges and expenses of brokerage houses, or other nominees or fiduciaries, for forwarding such instruments to and obtaining proxies from securities holders and beneficiaries for whose account they hold registered title to shares of the Company. In addition to using the mails, directors, officers and other employees of Ferro, acting on its behalf, may also solicit proxies, and Georgeson & Co., New York, New York, has been retained, at an estimated cost of $10,000 plus expenses, to aid in the solicitation of proxies from brokers, institutional holders and individuals who own a large number of shares. Proxies may be solicited personally, by telephone, or by telegram. This proxy statement and the
accompanying proxy will be sent to shareholders by mail on or about March   ,
1998.

     The record date for determination of shareholders entitled to vote at the 1998 annual meeting is February 24, 1998. On that date the outstanding voting securities of Ferro were 37,475,852 shares of Common Stock, having a par value of $1 each and 1,271,120 shares of Series A ESOP Convertible Preferred Stock. Each share has one vote and the Common Stock and the Series A ESOP Convertible Preferred Stock vote together as a single class.

     Under the General Corporation Law of Ohio, if notice in writing is given by any shareholder to the President or any Vice President or the Secretary of Ferro, not less than forty-eight hours before the time fixed for holding the meeting, that the shareholder desires that the voting for election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting, each shareholder will have cumulative voting rights. Cumulative voting means that each shareholder is entitled to that number of votes equal to the number of shares that he owns multiplied by the number of directors to be elected. Each shareholder may cast all of his votes for a single nominee or may distribute his votes among as many nominees as he sees fit. As indicated on page 1 of this Proxy Statement, if the election of directors is by cumulative voting the persons appointed by the accompanying proxy intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment. Those nominees receiving the largest number of votes for the director positions to be filled will be elected to those positions. Abstentions will be deemed to be present for the purpose of determining a quorum for the meeting, but will be deemed not voting on the issues or matters as to which the abstention is applicable.

     So far as the management is aware, no matters other than those outlined in this Proxy Statement will be presented to the meeting for action on the part of the shareholders.

                                              FERRO CORPORATION

                                              MARK A. CUSICK, Secretary

March   , 1998

FERRO CORPORATION    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder of Ferro Corporation hereby appoints A. C. Bersticker, H. R. Ortino and M. A. Cusick, the Proxies of the undersigned to vote the shares of the undersigned at the 1998 Annual Meeting of Shareholders of the Corporation and any adjournment thereof upon the following:

   THE BOARD OF DIRECTORS RECOMMENDS VOTES BE CAST FOR PROPOSALS 1, 2, AND 3.

(1) ELECTION OF DIRECTORS: Albert C. Bersticker, Michael H. Bulkin and William
    J. Sharp for terms expiring in 2001.

    [ ]FOR all nominees (except as marked to the contrary)
                                 [ ] WITHHOLD AUTHORITY to vote for all nominees

            (INSTRUCTION: If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

(2) PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF FERRO TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 150,000,000 TO 300,000,000.

                                       [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

(3) RATIFICATION OF THE DESIGNATION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS.

                                       [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

(4) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
                                     (Continued, and to be signed on other side)

                          (Continued from other side)

PROXY NO.                                                                 SHARES

    IF NO INSTRUCTION IS INDICATED, AUTHORITY IS GRANTED TO CAST THE VOTE OF THE UNDERSIGNED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.

                                                    Dated ________________, 1998


                                                    ----------------------------
                                                             Signature

                                                    ----------------------------
                                                     Signature if held jointly

                                                    NOTICE: When signing as
                                                    attorney, executor,
                                                    administrator, trustee or
                                                    guardian, please give your
                                                    full title as such. A proxy
                                                    given by a corporation
                                                    should be signed in the
                                                    corporate name by the
                                                    chairman of its board of
                                                    directors, its president,
                                                    vice president, secretary,
                                                    or treasurer.

                                               PLEASE MARK, SIGN, DATE AND
                                               RETURN THE PROXY CARD PROMPTLY
                                               USING THE ENCLOSED ENVELOPE.

                                   Proxy Card

                        CONFIDENTIAL VOTING INSTRUCTIONS
         REGARDING PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FERRO CORPORATION

TO: THE TRUSTEE OF THE FERRO CORPORATION SAVINGS AND STOCK OWNERSHIP PLAN (THE
    "SSOP")

    Pursuant to the terms of the Ferro Corporation Savings and Stock Ownership Master Trust Agreement and the SSOP, I the undersigned, as a participant or a beneficiary and a named fiduciary under the SSOP, hereby direct the Trustee to vote:

        (i) the shares of Ferro Corporation Stock ("Company Stock") allocated to my accounts under the SSOP on the record date; and

        (ii) the proportionate amount of Company Stock which is held in the Suspense Fund and which is allocated to the accounts of other participants and beneficiaries but for which no voting instructions are received in a timely fashion.

at the Annual Meeting of Shareholders of Ferro Corporation on April 24, 1998, and at any adjournment thereof, in the manner specified below.

   THE BOARD OF DIRECTORS RECOMMENDS VOTES BE CAST FOR PROPOSALS 1, 2 AND 3.

(1) ELECTION OF DIRECTORS: Albert C. Bersticker, Michael H. Bulkin and William
    J. Sharp for terms expiring in 2001.

    [ ]FOR all nominees (except as marked to the contrary)          [ ] WITHHOLD
       AUTHORITY to vote for all nominees

            (INSTRUCTION: If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

                                     (Continued, and to be signed on other side)

                          (Continued from other side)

(2) PROPOSAL TO AMEND THE AMENDED ARTICLES OF INCORPORATION OF FERRO TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 150,000,000 TO 300,000,000.
                                       [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

(3) RATIFICATION OF THE DESIGNATION OF KPMG PEAT MARWICK L.L.P. AS INDEPENDENT AUDITORS.

                                       [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

(4) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. IF NO INSTRUCTION IS INDICATED, AUTHORITY IS GRANTED TO CAST THE VOTE OF THE UNDERSIGNED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2 AND 3.

                                                    Dated                , 1998
                                                    ---------------------------

                                                    ---------------------------
                                                             Signature

                                                    Please Mark, Sign, Date and
                                                    Return the Voting
                                                    Instructions Promptly using
                                                    the Enclosed Envelope.

                                               PLEASE MARK, SIGN, DATE AND
                                               RETURN THE VOTING INSTRUCTIONS
                                               PROMPTLY USING THE ENCLOSED
                                               ENVELOPE.

                        Confidential Voting Instructions

                               PARTICIPANT NOTICE

               FERRO CORPORATION SAVINGS AND STOCK OWNERSHIP PLAN

                                                                          , 1998

Dear Plan Participant:

     The enclosed Proxy Statement and Confidential Voting Instructions have been furnished by Ferro Corporation in conjunction with the Annual Meeting of Shareholders of Ferro Corporation to be held on April 24, 1998, to elect directors and to conduct other business.

     While only the Trustee of the Ferro Corporation Savings and Stock Ownership Plan (the "SSOP") can actually vote the shares of Ferro Corporation stock ("Company Stock") held in the SSOP, you, as a participant or a beneficiary with Company Stock credited to your SSOP accounts as of February 24, 1998, (the record date for the annual meeting) and a named fiduciary under the SSOP, are entitled to instruct the Trustee of the SSOP with respect to the following:

          (1) The voting of Company Stock allocated to your SSOP accounts on the record date;

          (2) The voting of a pro-rata portion of Company Stock (based upon the ration of the amount of Company Stock in your accounts and the total amount of Company Stock in the SSOP) allocated to the SSOP accounts of other participants and beneficiaries for which no instructions are received; and

          (3) The voting of Company Stock held in the Suspense Fund of the SSOP.

     Accordingly, please review the enclosed information carefully and complete the Voting Instruction Form and return it to the Trustee by April 21, 1998.

     If your voting instructions are not timely received, the Trustee will vote the Company Stock allocated to your SSOP accounts, uninstructed Company Stock, and unallocated Company Stock, in the aggregate in accordance with timely instructions received from other SSOP participants acting as named fiduciaries under the Plan. If the Voting Instruction Form is received after the close of business on April 21, 1998, the Trustee cannot ensure that your voting instructions will be followed.

     It should be noted that your instructions to the Trustee are strictly confidential. Under no circumstances will the Trustee or any of their agents disclose to Ferro Corporation or any other party how, or if, you voted. The Trustee will supervise and control the mailing of all materials to SSOP participants and the receipt of all Voting Instruction Forms and will not disclose to any outside party the name and address of any SSOP participant. You may, therefore, feel completely free to instruct the Trustee to vote these shares in the manner you think best.

                                          TRUSTEE OF THE FERRO CORPORATION
                                          SAVINGS AND STOCK OWNERSHIP PLAN